UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2015

NaturalShrimp Incorporated
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)

000-54030	74-3262176
(Commission File Number)	(IRS Employer Identification No.)

2068 North Valley Mills Road, Waco, TX 76710
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (646) 653-1910

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 to the Current Report on Form 8-K/A (Amendment No. 2) amends the Current Report on Form 8-K of NaturalShrimp Incorporated, a Nevada corporation (the “Company”) filed on February 11, 2015 (the “Original Report”), as amended by Amendment No. 1 to the Original Report filed on April 17, 2015 (the “First Amendment”).  The Original Report was filed to report the completion of the Company’s acquisition of substantially all of the assets (the “Acquisition”) of NaturalShrimp Holdings, Inc. (“NSH”) pursuant to an Asset Purchase Agreement, dated November 26, 2014, by and between the Company and NSH.  In response to parts (a) and (b) of Item 9.01 of the Original Report, the Company stated that it would file the required financial information by amendment, as permitted by Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K.  Having filed the audited balance sheets of NSH as of December 31, 2014 and 2013, and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2014 and 2013 as required under part (a) of Item 9.01 in the First Amendment, the Company hereby amends the Original Report in order to provide part (b) of Item 9.01.

Item 9.01 Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet as of December 31, 2014 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 are included herein, after giving effect to NaturalShrimp Holdings, Inc.’s reverse acquisition of Multiplayer Online Dragon, Inc. on January 30, 2015 and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

(d)           Exhibits

Exhibit No.	Exhibit Description

99.2	Unaudited pro forma condensed combined balance sheet as of December 31, 2014 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALSHRIMP INCORPORATED

Date: August 26, 2015	By:	/s/ Bill G. Williams
Bill G. Williams
Chief Executive Officer